Exhibit 10.3.1

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT
AGREEMENT

Agreement made and entered into effective as of the 21st day of December (the “Effective Date”), by and between Mastercard International Incorporated, a Delaware corporation (the “Company”) and Martina Hund-Mejean (the “Executive”).
W I T N E S S E T H:
WHEREAS, the Executive and the Company have previously entered into an Employment Agreement, effective as of the 30th day of December 2008, amended and restated as of the 24th day of December 2012 (the “Amended and Restated Employment Agreement”) and;
WHEREAS, the Executive and the Company wish to further amend the Amended and Restated Employment Agreement and continue the employment of the Executive on the modified terms and conditions specified herein;
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Elimination of Gross-Up Payments
Section 5.2.7 of the Amended and Restated Employment Agreement, entitled “Gross-Up Payments” is hereby deleted in its entirety. All other terms and conditions set forth in the Amended and Restated Employment Agreement remain otherwise in effect, in accordance with its terms.
IN WITNESS WHEREOF, each of the Company and the Executive has executed this Agreement effective as of the Effective Date.

MASTERCARD INTERNATIONAL INCORPORATED
/s/ MARTINA HUND-MEJEAN Martina Hund-Mejean	By: /s/ AJAY BANGA Ajaypal Banga President and Chief Executive Officer